EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
Richard L. Dunn, Senior Vice President
and CFO
(561) 627-7171

Palm Beach Gardens, Florida	November 21, 2005
DYCOM ANNOUNCES FISCAL 2006 FIRST QUARTER EARNINGS AND PROVIDES GUIDANCE
FOR THE SECOND QUARTER OF FISCAL 2006
Palm Beach Gardens, Florida, November 21, 2005—Dycom Industries, Inc. (NYSE Symbol: “DY”) announced its results today for the fiscal 2006 first quarter ended October 29, 2005. The Company reported net income for the quarter ended October 29, 2005 of $10.7 million, or $0.23 per common share diluted, versus net income for the quarter ended October 30, 2004 of $15.6 million, or $0.32 per common share diluted. Included in net income for the quarter ended October 29, 2005 is non-cash stock-based compensation expense of $1.0 million versus $0.2 million in the quarter ended October 30, 2004. This expense results from the Company’s adoption of SFAS 123(R), “Share-Based Payment.” Total contract revenues for the quarter ended October 29, 2005 were $260.9 million compared to total contract revenues of $263.2 million for the quarter ended October 30, 2004, a decrease of 0.9%.
Dycom also announced its outlook for the second quarter of fiscal 2006. The Company currently expects revenue for the second quarter of fiscal 2006 to range from $195 million to $220 million and diluted earnings per share to range from $0.04 to $0.11.
A Tele-Conference call to review the Company’s results and address its outlook will be hosted at 9:00 a.m. (ET), Tuesday, November 22, 2005; call 888-428-4471 (United States) or 612-332-0632 (International) ten minutes before the call begins and request the “Dycom Earnings” conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Thursday, December 22, 2005.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2006 first quarter results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of assets may be impaired, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. We do not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
October 29, 2005 and July 30, 2005
Unaudited

	October 29,	July 30,
	2005	2005
	($ in 000’s)
ASSETS
Current Assets:
Cash and equivalents	$61,901	$83,062
Accounts receivable, net	167,989	161,321
Costs and estimated earnings in excess of billings	79,963	65,559
Deferred tax assets, net	12,052	12,535
Inventories	8,619	8,116
Other current assets	15,616	11,286

Total current assets	346,140	341,879

Property and equipment, net	113,129	117,145
Intangible assets, net	226,607	227,443
Deferred tax assets, net non-current	352	—
Other	14,124	10,242

Total	$700,352	$696,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$32,326	$37,185
Current portion of long-term debt	2,042	2,749
Billings in excess of costs and estimated earnings	280	464
Accrued self-insured claims	27,660	28,166
Income taxes payable	12,313	6,598
Other accrued liabilities	36,367	43,550

Total current liabilities	110,988	118,712

Long-term debt	186,962	4,179
Accrued self-insured claims	26,832	22,652
Deferred tax liabilities, net	—	1,299
Other liabilities	140	57
Stockholders’ Equity	375,430	549,810

Total	$700,352	$696,709

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months
	Ended	Ended
	October 29,	October 30,
	2005	2004
	(In 000’s, except per share amounts)
Contract revenues	$260,898	$263,166

Cost of earned revenues	213,300	208,670
General and administrative expenses (including stock-based compensation expense of $1.0 million and $0.2 million, respectively)	19,455	17,982
Depreciation and amortization	11,381	11,265

Total	244,136	237,917

Interest income	690	116
Interest expense	(842)	(162)
Other income, net	1,131	594

Income before income taxes	17,741	25,797

Provision for income taxes	7,019	10,176

Net income	$10,722	$15,621

Earnings per common share:

Basic earnings per share	$0.23	$0.32

Diluted earnings per share	$0.23	$0.32

Shares used in computing earnings per common share (1):
Basic	47,137	48,604

Diluted	47,305	49,170

(1)	At October 29, 2005 there were 40,110,843 common shares outstanding. The Company purchased 8,763,451 common shares on October 11, 2005 pursuant to a “Dutch Auction” tender offer.